Exhibit 10.4

Peter G. Savas
Name of Investor

Picomole Inc. dba Breathe Biomedical

CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

Picomole Inc. dba Breathe Biomedical
191 Halifax Street
Moncton, NB, Canada, E1C 9R6

Attention: Stephen Graham, Chief Executive Officer

The undersigned investor (the “Investor”) acknowledges that it has received and reviewed the term sheet and investor presentation materials in the Picomole Data Room dated July 15, 2022 (together, the “Offering Materials”) relating to an investment in Picomole Inc. dba Breathe Biomedical (the “Company”) in connection with this Convertible Note Subscription Agreement (this “Agreement”).

1. Subscription for Convertible Note. Subject to the terms and conditions contained herein, the undersigned Investor hereby subscribes for and agrees to purchase the principal amount of Unsecured Convertible Promissory Notes, in the form attached hereto as Appendix A (the “Convertible Notes”), in the amount set forth on the signature page of this Agreement. The Convertible Notes shall bear and accrue interest at a rate of eight percent (8%) per annum (calculated on the basis of a 365-day year for the actual number of days elapsed), on a non-compounding basis, and due on maturity on October 1, 2023 (the “Maturity Date”). The Convertible Notes will be repayable upon demand at any time on or after the Maturity Date, provided that the Convertible Notes have not been converted or repaid in accordance with their terms as set forth therein and herein. The Convertible Notes will be subordinated, unsecured obligations of the Company. The Investor may, with the approval of the Company, elect to extend the Maturity Date one or more times, at their discretion. The Convertible Notes will be issued by the Company solely to “accredited investors” (as defined under Rule 501 of Regulation D of the Securities Act of 1933, as amended, the “Securities Act”).

1.1. Note Financing; Investor Participation. The Convertible Notes issued to the undersigned Investor and the Convertible Notes issued to other investors (collectively, the “Investors”) are being issued in connection with an interim convertible debt financing of the Company, yielding up to an aggregate of CAD$6,000,000 in gross proceeds (the “Note Financing”).

1.2. Initial Closing Date and Serial Closings. The initial closing shall take place as soon as practicable (the “Initial Closing”). At any time, and from time to time, during the one-year period immediately following the Initial Closing, the Company may, at one or more additional closings (each a “Closing”), offer, sell and issue additional Convertible Notes to Investors upon the same terms and conditions hereof, provided that in no event shall the Company issue more than CAD$6,000,000 in aggregate principal amount of Convertible Notes across all Closings, including at the Initial Closing. Additional Closings may be held at the discretion of the Board of Directors, and at each such Closing, any Investor shall execute an agreement in form and substance similar to this Agreement, and the Company shall issue to such Investor a Convertible Note in the amount of such investment at such additional Closing. Notwithstanding the foregoing, the Board of Directors may extend the period for additional Closings beyond a one-year period in its sole discretion.

1.3. Use of Proceeds. The proceeds of the Convertible Notes shall be used to support working capital and general corporate purposes.

1.4. Amendments of the Convertible Notes. This Agreement and the Convertible Notes may only be amended, extended, converted, substituted, or otherwise modified with the prior written consent or approval of the Company and the Investor. Prior to the Maturity Date, the Company may not prepay the Convertible Notes without the approval of the Investor. The Convertible Notes issued to the undersigned Investor and all other Convertible Notes issued by the Company in the Note Financing shall rank pari passu in all respects (including repayment).

1.5. Conversion of Convertible Notes upon a Qualified Equity Financing. If a Qualified Equity Financing (as defined below) is consummated, the Convertible Notes shall automatically convert into the same class or series of securities of the Company issued in such Qualified Equity Financing (the “Qualified Preferred Stock”). In connection with the consummation of such Qualified Equity Financing, the Convertible Notes shall be treated by the Company as surrendered for cancellation and exchanged into Qualified Preferred Stock at the price per share set forth in the paragraph below. In connection with the consummation of such Qualified Equity Financing, the Convertible Notes will be deemed, for all purposes, to be cancelled on the books of the Company and the obligations of the Company represented by all Convertible Notes so terminated shall be thereby satisfied in full. For purposes of this Agreement and the Convertible Notes, a “Qualified Equity Financing” means the first equity financing following the date hereof that results in gross cash proceeds to the Company of at least CAD$10 million (including conversion of the Convertible Notes and any other debt converted or cancelled in connection therewith) from one or more investors.

In connection with the consummation of a Qualified Equity Financing, the outstanding principal on the Convertible Note held by each Investor, including all accrued interest thereon, shall convert into Qualified Preferred Stock at a rate equal to the issue price of the Qualified Preferred Stock less a twenty percent (20%) discount to the issue price of such Qualified Preferred Stock (that is, at a rate of eighty percent (80%) of the issue price of the Qualified Preferred Stock).

1.6. Conversion of Convertible Notes upon Acquisition. If the Company is sold in an Acquisition (as defined below) prior to conversion or repayment of the Convertible Notes in full or prior to a Qualified Equity Financing, then upon the consummation of any such Acquisition, each holder of a Convertible Note shall be repaid in full in an amount equal to 100% of the outstanding principal amount of the Convertible Note(s) then held by such holder and any accrued but unpaid interest. The Company shall provide the Investors written notice of an Acquisition at least fifteen (15) business days prior to the closing of such Acquisition. An “Acquisition” shall mean the sale of all or substantially all of the capital stock or assets of the Company in a business combination or other acquisition; a merger, consolidation or reorganization of the Company in connection with a business combination (but not in connection with an equity financing); or the sale or transfer of control by the stockholders of the Company to a third party (in a single transaction or series of related transactions) representing a majority of the voting power of the Company (other than in connection with an issuance of equity securities designed to raise working capital, including a Qualified Equity Financing).

1.7. Optional Conversion. In the event the Convertible Notes have not been previously converted pursuant to a Qualified Equity Financing, then, effective upon the Maturity Date, the Investor may elect to convert all of the Convertible Notes then held by the Investor into shares of the Common Stock of the Company at a conversion price equal to the quotient of CAD$35,000,000 divided by the aggregate number of outstanding shares of the Company’s Common Stock as of the Maturity Date (assuming full conversion or exercise of all convertible and exercisable securities then outstanding other than the Convertible Notes issued under this Subscription Agreement). Any election to convert the Convertible Notes pursuant to this Section 1.7 shall be made in writing by the Investor and delivered to the Company at least five (5) business days prior to the Maturity Date.

1.8. Subordination. The obligations represented by the Convertible Notes shall be subordinated in right of payment and priority and subject, in the manner and to the extent described below, to any and all obligations owed by the Company to holders of the Senior Debt (as defined herein), so long as any Senior Debt remains unpaid, in whole or in part, or the holder of any Senior Debt is committed or otherwise obligated to extend credit to the Company under any loan agreement. The term “Senior Debt” shall mean all present and future indebtedness for money borrowed (whether term loan or working capital facility or other form of credit) of the Company from institutional lenders, commercial credit companies, commercial banks, credit unions, government agencies, venture debt firms, and other commercial lenders which may be, from time to time, incurred by the Company, including, but not limited to, any negotiable instruments evidencing the same, all guaranties, debts, demands, monies, indebtedness, liabilities and obligations owed or to become owing, including interest, principal, costs, and other charges, and all claims, rights, causes of action, judgments, decrees, remedies, or other obligations of any kind whatsoever and howsoever arising, whether voluntary, involuntary, absolute, contingent, direct, indirect, or by operation of law.

So long as any Senior Debt remains unpaid and outstanding, in whole or in part, or so long as a Senior Debt lender is committed or otherwise obligated to extend credit to the Company under any loan agreement, the holders of the Convertible Notes agrees that each such holder shall not: (i) collect, or receive payment upon, by setoff or in any other manner, all or any portion of the obligations now or hereafter existing under the Convertible Notes; (ii) sell, assign, transfer, pledge, or give a security interest in the Convertible Notes; (iii) enforce or apply any security, now or hereafter existing for the Convertible Notes; (iv) commence, prosecute or participate in any administrative, legal, or equitable action against the Company concerning the obligations under the Convertible Notes; (v) join in any petition for bankruptcy, assignment for the benefit of creditors, or creditors’ agreement; (vi) take, maintain or enforce any lien or security, which is senior to such Senior Debt lender’s interest in any property, real or personal, to secure the obligations under the Convertible Notes; or (vii) incur any obligation to, or receive any loans, advances, dividends, payments of any kind or gifts from, the Company with respect to the obligations under the Convertible Notes; provided, however, that this paragraph shall not apply to (a) any filing by the holder of the Convertible Notes of any proof of claim or any other similar filing or action to protect such lender’s rights in bankruptcy, or (b) any action by the Company or the holders of the Convertible Notes that results solely in the issuance and/or receipt of capital stock or other equity security of the Company.

2. Representations and Warranties of the Company. The Company hereby makes the following representations in connection with the issuance of the Convertible Notes.

2.1. Organization, Good Standing and Authority of the Company; No Subsidiaries. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of Canada and has the requisite power and authority to own all of its properties and assets and to carry on its business as it is now being conducted.

2.2. Authorization. The Company has taken all corporate action required to make all the obligations of the Company reflected in the provisions of this Agreement and the Convertible Note the valid and enforceable obligations they purport to be. The issuance and sale of the Convertible Note do not require any further corporate action and will not be subject to preemptive rights of any present stockholders of the Company, and the Convertible Note will, upon its issuance and sale to the Investor, be duly authorized, validly issued and enforceable in accordance with its terms. This Agreement constitutes the valid and binding obligations of the Company, enforceable in accordance with its terms. Notwithstanding anything in this Section to the contrary, enforcement of this Agreement and the Convertible Note may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to or affecting the rights of creditors generally and subject to the fact that equitable remedies are discretionary and may not be granted by a court of competent jurisdiction.

2.3. No Default. The execution, delivery and performance of this Agreement and the Convertible Note by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not constitute a default under any of the terms, conditions or provisions of the Articles of Continuance or by-laws of the Company, or any material contract, agreement or arrangement to which the Company is a party or by which it is bound.

2.4. Compliance with Laws; Permits. The Company holds all material licenses, approvals, certificates, permits and authorizations necessary for the lawful conduct of its business and is in material compliance with all applicable laws, rules, regulations and ordinances. The Company has all permits, licenses, and any similar authority necessary for the conduct of its business, the absence of which would materially and adversely affect the business, properties or financial condition of the Company (a “Material Adverse Effect”). The Company is not in default in any material respect under any such franchise, permit, license or other similar authority which would have a Material Adverse Effect.

2.5. Litigation. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the knowledge, information and belief of the Company) any investigation by any governmental or other instrumentality or agency, pending, or, to the Company’s knowledge, information and belief, threatened against or affecting the Company, or any of its properties, intellectual property or other rights which would materially and adversely affect the right or ability of the Company to carry on its business as now conducted, or which would have a Material Adverse Effect. The Company does not know of any valid basis for any such action, proceeding or investigation.

3. Representations and Warranties of the Undersigned. The undersigned understands and acknowledges that the Convertible Notes, together with any securities which such Convertible Notes are so convertible (the “Securities”), are being offered and sold under one or more of the exemptions from registration provided for in Section 4(2) of the Securities Act, including Regulation D promulgated thereunder, and any applicable state securities laws. The Investor is purchasing the Securities without being offered or furnished any formal offering literature or prospectus other than the Offering Materials. The Investor understands that this transaction has not been reviewed and approved by the Securities and Exchange Commission or by any state regulatory authority.

3.1. Suitability. The Investor confirms that it understands and has fully considered for purposes of this investment the risks of this investment and understands that (i) this investment is suitable only for an investor who is able to bear the economic consequences of losing its entire investment, (ii) the purchase of the Securities is a speculative investment which involves a high degree of risk, and (iii) there are substantial restrictions on the transferability of, and there will be no immediate public market for, the Securities, and accordingly, it may not be possible for the Investor to liquidate its investment. The Investor recognizes that the Company is a development-stage enterprise with limited operating history, operating in a significantly cashflow negative position that will continue for the next years, clinical trials that require significant cashflow and professional medical expertise to support to determine if the technology is appropriate for the market and is currently developing and revising its business strategy and marketing plan.

3.2. Lack of Liquidity. The Investor confirms that it is able to bear the economic risk of this investment, and to hold the Securities for an indefinite period of time. The Investor has sufficient liquid assets so that the illiquidity associated with this investment will not cause any undue financial difficulties or affect the undersigned’s ability to provide for its current needs and possible financial contingencies, and that its commitment to all speculative investments is reasonable in relation to its net worth and annual income.

3.3. Knowledge and Experience. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act (as may be amended from time to time). The Investor is an investor in securities of companies in the development stage and acknowledges that Investor is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Convertible Notes. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Convertible Notes.

3.4. Access to Management. The Investor confirms that, in making its decision to purchase the Securities, it has relied solely upon independent investigations made by him or her, and that it has been given the opportunity to ask questions of, and to receive answers from, management of the Company concerning the Company and the terms and conditions of this offering. The Investor acknowledges that it is not relying upon any person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

3.5. Investment Intent. The Convertible Notes are being acquired by the undersigned solely for its own personal account, for investment purposes only, and not with a view to, or in connection with, any resale or distribution thereof. The Investor has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person the Securities for which it hereby subscribes, or any part thereof, or any interest therein or any rights thereto. The Investor has no present plans to enter into any such contract, undertaking, agreement or arrangement. The Investor must bear the economic risk of the investment for an indefinite period of time because the Securities have not been registered under the Securities Act and applicable state securities laws and, therefore, cannot be sold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available.

3.6. Brokers. The Investor is under no obligation to pay any broker’s fee or commission in connection with its investment.

3.7. Investment Commitment Not Disproportionate to Net Worth. The Investor’s overall commitment to investments that are not readily marketable is not disproportionate to the undersigned’s net worth and the Investor’s investment in the Company will not cause such overall commitment to become excessive.

3.8. Liquid Asset Value. The current value of the Investor’s liquid assets, including cash, freely marketable securities and cash surrender value of life insurance, is sufficient to provide for such Investor’s current and anticipated needs and possible contingencies, so that such Investor is capable of bearing the economic risk of this investment in the Company.

3.9. Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, by the Investor’s execution of this Agreement, that the Investor hereby confirms, that the Convertible Notes to be acquired by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Convertible Notes. The Investor has not been formed for the specific purpose of acquiring the Convertible Notes.

3.10. No General Solicitation. Neither the Investor nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation with respect to the offer and sale of the Convertible Notes, or (b) published any advertisement in connection with the offer and sale of the Convertible Notes.

4. Transferability. The undersigned agrees not to transfer or assign this Agreement, or any of its interest herein, and further agrees that the assignment and transfer of the Convertible Notes acquired pursuant hereto shall be made only in accordance with all applicable laws and with the prior written consent of the Company.

5. Protective Covenant. Until the earlier of the consummation of a Qualified Equity Financing or a separate equity financing, the Company covenants and agrees that it shall not, either directly or by amendment of the Certificate of Incorporation, Acquisition, or otherwise liquidate, dissolve or wind up the affairs of the Company.

6. Conditions to Closing. The obligations of the Investor to fund the amounts set forth on the signature page hereof and the obligations of the Company set forth herein at the Initial Closing shall be subject to the satisfaction of each of the following conditions: (i) to the extent necessary, the requisite stockholders of the Company shall have provided any waivers, consents or approvals necessary for the consummation of this Note Financing and issuance of the Convertible Notes, and (ii) the parties shall have executed and delivered this Agreement to one another.

7. Shareholder Agreement. The Investor acknowledges and agrees that prior to the conversion of the Convertible Notes by the Investor and as a condition precedent to the Company’s obligation to issue any shares in connection with such conversion, the Investor shall enter into a shareholder agreement of the Company substantially in the form set out as Schedule A to Appendix A evidence of which shall be provided through the execution of the “Counterpart to Shareholders’ Agreement, Schedule B to Appendix A.

8. Miscellaneous. This Agreement and the Offering Materials and the documents referenced therein constitute the entire agreement between the parties relative to the subject matter of the sale of the Convertible Notes, and supersede all proposals or agreements, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. For the avoidance of doubt, this Agreement and the terms and conditions of the Convertible Notes may be amended, waived, modified or extended, and the Convertible Notes may be substituted, extended, renewed, increased, converted or exchanged, by the written consent of the Company and the Investor. Any waiver shall be limited to the particular instance and for the particular purpose when and for which it is given. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way effect the validity, legality or enforceability of any other provision of this Agreement and this Agreement shall be construed and reformed by any court of competent jurisdiction to give full effect to the essential purposes of this Agreement. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the general laws of the Province of New Brunswick. All notices provided for in this Agreement shall be given in writing and shall be effective when served either by personal delivery, express overnight courier service, electronic facsimile transmission, email transmission (with confirmation of receipt), or by first class mail, postage prepaid, addressed to the parties at their respective addresses. This Agreement may be executed in duplicate counterparts, which, when taken together, shall constitute one instrument and each of which shall be deemed to be an original instrument. Any dispute, controversy or claim arising out of, in connection with, or in relation to this Agreement or the Convertible Notes or the breach of any of the provisions, hereof or the Convertible Notes shall be settled by arbitration in accordance with the Arbitration Act, New Brunswick. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having competent jurisdiction thereof. The Company is expressly relying on the representations of each Investor as to his, her or its status as an “accredited investor” under federal and state securities laws. If the representations of the Investor set forth above as an “accredited investor” are inaccurate, the Company, in its sole discretion and election, and without any liability or further obligation of the Company to the Investor, may refund to the Investor the purchase price of the Convertible Notes.

9. Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the Convertible Notes.

[Signature Page Follows]

Picomole Inc. dba Breathe Biomedical

CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

Signature Page

IN WITNESS WHEREOF, the undersigned has hereby executed this Convertible Note Subscription Agreement as of this 15th day of December, 2022.

Name & Signature of Investor:		Address:

/s/ Peter Savas		361 Newbury Street
Signature
Boston, MA 02115
Name/Entity	Peter Savas
Telephone: 617-784-7100
Title	(if for an Entity: N/A
Federal Income Tax I.D. No. (SSN for Indi. Investors): #2899
Email Contact:	psavas@likeminds.com

Investment Amount (cash or services):
$50,000.00

*      *      *

The Company hereby accepts the subscription of the Investor pursuant to this Convertible Note Subscription Agreement, subject to the terms and conditions set forth herein, as of this 15 day of Dec 2022.

Picomole Inc. dba Breathe Biomedical

By:	/s/ Stephen Graham
Name:	Stephen Graham
Title:	Chief Executive Officer

APPENDIX A

THIS UNSECURED CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF EFFECTIVE REGISTRATION STATEMENTS UNDER SUCH ACT AND STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE DEBTOR THAT SUCH REGISTRATION IS NOT REQUIRED.

Picomole Inc. dba Breathe Biomedical

UNSECURED CONVERTIBLE PROMISSORY NOTE

12, 20	, 2022

FOR VALUE RECEIVED, Picomole Inc. dba Breathe Biomedical, a corporation existing under the laws of Canada (the “Company”), hereby promises to pay, on the written demand of the Investor at any time on or after October 1, 2023 (the “Maturity Date”), to (the “Lender”) the principal sum USD($__50,000.00) or such lesser principal amount then outstanding, together with all accrued and unpaid interest thereon as set forth below. This Unsecured Convertible Promissory Note (this “Convertible Note”) is being issued in connection with an interim debt financing of the Company by Lender and other lenders in an amount of up to CAD $6,000,000 in order to facilitate a Qualified Equity Financing, pursuant to the terms of those certain Convertible Note Subscription Agreements entered into between the Company and each investor party thereto (the “Note Subscription Agreements”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Note Subscription Agreements between the Company and the Lender, and other lenders who have executed similar Note Subscription Agreements.

Section 1. Interest. Interest on the principal amount of this Convertible Note will accrue from and including the date hereof until and including the date such principal amount is paid, at a rate equal to eight percent (8.0%) per annum, without compounding. Principal and interest shall be payable in lawful money of Canada, in immediately available funds, at the principal office of the Lender or at such other place as the legal holder may designate from time to time in writing to the Company. Interest shall be computed on the basis of a 365-day year, for the actual days elapsed. Notwithstanding any other provision of this Convertible Note, the Lender hereof does not intend to charge, and the Company shall not be required to pay, any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Company or credited to reduce principal hereunder.

Section 2. No Prepayment. Prior to the consummation of a Qualified Equity Financing (or any other form of convertible debt or equity financing), the Company may not pay this Convertible Note in whole or in part at any time prior to the Maturity Date without the prior approval or consent of the Lender. If permitted by the Lender, any payment of principal by the Company will be accompanied by payment of all accrued and unpaid interest on the principal sum being repaid. The Lender will note all partial payments of principal and accompanying payments of interest on the face or reverse side of this Convertible Note.

Section 3. Conversion of Convertible Note. Sections 1.5, 1.6 and 1.7 of the Note Subscription Agreement provide for the repayment or conversion (as applicable) of this Convertible Note in the event of a Qualified Equity Financing, an Acquisition, or an Optional Conversion, respectively. The Lender agrees that prior to the conversion of the Convertible Note pursuant to the terms hereof, and as a condition precedent to the Company’s obligation to issue any shares in connection with such conversion, the Lender shall enter into a shareholder agreement substantially in the form set out in Schedule 1 attached hereto.

Section 4. Subordination. The obligations represented by this Convertible Note shall be subordinated in right of payment and priority and subject, in the manner and to the extent described below, to any and all obligations owed by the Company to holders of the Senior Debt (as defined herein), so long as any Senior Debt remains unpaid, in whole or in part, or the holder of any Senior Debt is committed or otherwise obligated to extend credit to the Company under any loan agreement. The term “Senior Debt” shall mean all present and future indebtedness for money borrowed of the Company from institutional lenders, commercial credit companies, commercial banks, credit unions, and government agencies, which may be, from time to time, incurred by the Company, including, but not limited to, any negotiable instruments evidencing the same, all guaranties, debts, demands, monies, indebtedness, liabilities and obligations owed or to become owing, including interest, principal, costs, and other charges, and all claims, rights, causes of action, judgments, decrees, remedies, or other obligations of any kind whatsoever and howsoever arising, whether voluntary, involuntary, absolute, contingent, direct, indirect, or by operation of law.

So long as any of the Senior Debt remains unpaid and outstanding, in whole or in part, or so long as a Senior Debt lender is committed or otherwise obligated to extend credit to the Company under any loan agreement, the holders of the Convertible Notes agrees that each such holder shall not: (i) collect, or receive payment upon, by setoff or in any other manner, all or any portion of the obligations now or hereafter existing under the Convertible Notes; (ii) sell, assign, transfer, pledge, or give a security interest in the Convertible Notes; (iii) enforce or apply any security, now or hereafter existing for the Convertible Notes; (iv) commence, prosecute or participate in any administrative, legal, or equitable action against the Company concerning the obligations under the Convertible Notes; (v) join in any petition for bankruptcy, assignment for the benefit of creditors, or creditors’ agreement; (vi) take, maintain or enforce any lien or security, which is senior to the Senior Debt lender’s interest, in any property, real or personal, to secure the obligations under the Convertible Notes; or (vii) incur any obligation to, or receive any loans, advances, dividends, payments of any kind or gifts from, the Company with respect to the obligations under the Convertible Notes; provided, however, that this paragraph shall not apply to (a) any filing by the holder of the Convertible Notes of any proof of claim or any other similar filing or action to protect such lender’s rights in bankruptcy, or (b) any action by the Company or the holders of the Convertible Notes that results solely in the issuance and/or receipt of capital stock or other equity security of the Company.

Section 5. Events of Default. The outstanding balance of this Convertible Note shall be immediately due and payable prior to maturity in case of any of the following events, each of which shall be an “Event of Default”: (a) any Event of Bankruptcy; (b) a dissolution, termination of existence, suspension or discontinuance of business, or ceasing to operate as a going concern; or (c) the failure to perform any material covenant by the Company under the Note Subscription Agreement for a period of forty five (45) business days. As used herein, an “Event of Bankruptcy” means any of the following events impacting the Company or its operating subsidiaries: (i) any assignment by the Company for the benefit of its creditors; (ii) an admission in writing by the Company of its inability to pay its debts as they become due; (iii) filing by the Company of a voluntary petition in bankruptcy; (iv) seeking or consenting to, or acquiescing in, the appointment of any trustee, receiver, custodian, liquidator or similar official for the Company or a substantial part of its property; (v) the elapse of ninety (90) days after the commencement of an action against the Company seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief without such action being dismissed; (vi) the insolvency or other cessation of existence of the Company and its operating subsidiaries; or (vii) any corporate action by the Company to authorize or effect any of the foregoing actions. Upon the occurrence and continuance of an Event of Default, the Lender’s remedies shall include the rights to declare the entire principal balance of this Convertible Note and any accrued and unpaid interest immediately due and payable, without notice or presentment, or exercise any other remedies available to a lender under the Uniform Commercial Code and the Note Subscription Agreement.

Section 6. Payment of Costs of Enforcement. The Company agrees to pay all costs, charges and expenses incurred by the Lender (including, without limitation, costs of collection, court costs, and reasonable attorneys’ fees and disbursements) in connection with the successful enforcement of the Lender’s rights under this Convertible Note (all such costs, charges and expenses being herein referred to as “Costs”). The Company agrees that any delay on the part of the Lender in exercising any rights hereunder will not operate as a waiver of such rights, and further agrees that any payments received hereunder will be applied first to Costs, then to interest, and the balance to principal. The Lender shall not by any act, delay, omission, or otherwise be deemed to waive any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the Lender. Presentment for payment, demand, protest, notice of protest and notice of nonpayment are hereby waived. Notwithstanding anything to the contrary in this Section 6, the Company and the Lender agree to pay their own fees and expenses incurred in connection with the negotiation, execution, delivery and performance (other than cost of enforcement as set forth in this Section 6) of this Convertible Note.

Section 7. Miscellaneous. This Convertible Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto. This Convertible Note is made under and shall be governed by and construed in accordance with the internal laws of the Province of New Brunswick. This Convertible Note may be amended, substituted, altered, waived, modified or extended, and the Convertible Note may be substituted, extended, converted or exchanged only with the prior written consent of the Company and the Lender.

{Signature Page Follows}

IN WITNESS WHEREOF, the Company has executed this Unsecured Convertible Promissory Note as an instrument under seal as of the date first written above.

Picomole Inc. dba Breathe Biomedical

By:	/s/ Stephen Graham
Title:	Stephen Graham, Chief Executive Officer

SCHEDULE “A” to APPENDIX “A”

[Shareholders’ Agreement, dated March 31, 2022 - Attached Separately]

SCHEDULE “B” to APPENDIX “A”

COUNTERPART TO SHAREHOLDERS’ AGREEMENT

TO:	Picomole Inc. dba Breathe BioMedical (the “Corporation”)

AND TO:	All other parties to the Shareholders’ Agreement (as defined herein)

The undersigned (the “Subscriber”) hereby declares that I have reviewed and understand the terms of the shareholders’ agreement dated March 31, 2022 among the Corporation and the Shareholders who have signed as a Party thereto (the “Shareholders’ Agreement”). I acknowledge that from time to time additional parties may have or will become parties to the Shareholders’ Agreement.

As a holder of shares of the Corporation, I hereby declare to be satisfied with the Shareholders’ Agreement and I hereby expressly agree to be bound by each and every provision of the Shareholders’ Agreement, as a Shareholder, as if I had originally signed the Shareholders’ Agreement, and I hereby accept all the rights and obligations of a Shareholder under the Agreement.

For purposes of the notice provision under the Shareholders’ Agreement, I require such Notices (as defined in the Shareholders’ Agreement) to be delivered or transmitted to me as follows:

Name of Subscriber:	Peter Savas

Contact Name (if different from above):__________________________________________________________________

Address:	361 Newbury Street

Boston, MA 02115

Phone:	617-784-7100

Email:	psavas@likeminds.com

DATED at 9:33 am, this 20th day of December, 2022.

Peter Savas
Name of Subscriber (Printed)

/s/ Peter Savas
Authorized Signature

Name and title of individual whose signature appears above if different than the name of the Subscriber